Exhibit 5.1

December 16, 2015	Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel +1 312 782 0600 Main Fax +1 312 701 7711 www.mayerbrown.com

American Honda Receivables LLC 20800 Madrona Avenue Torrance, CA 90503

Re:	American Honda Receivables LLC

Registration Statement on Form SF-3
Registration No. 333-205883

Ladies and Gentlemen:

We have acted as special counsel to American Honda Receivables LLC (the “Company”), a Delaware limited liability company, in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with the registration by the Company of Asset-Backed Notes (the “Notes”). As contemplated in the Registration Statement, the Notes will be issued from time to time in a series, with each series being issued by a Delaware statutory trust (each, a “Trust”) to be formed by the Company pursuant to a trust agreement between the Company and a trustee. For each series, the Notes will be issued pursuant to an indenture (the “Indenture”) between the related Trust and an indenture trustee. Capitalized terms used herein without definition have the respective meanings assigned in such terms in the Registration Statement.

In that regard, we generally are familiar with the proceedings taken or required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement, the form of Indenture (including the form of Notes included as an exhibit thereto), the form of Amended and Restated Trust Agreement (including the form of Certificate included as an exhibit thereto), the form of Receivables Purchase Agreement, the form of Sale and Servicing Agreement, the form of Interest Rate Swap Agreement, the form of Administration Agreement and the form of Asset Representations Review Agreement (collectively, the “Operative Documents”).

Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when (a) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) such Notes have been duly executed and issued by the related Trust and authenticated by the Indenture Trustee and sold by the Company or by the Trust, at the direction of the Company, as applicable, and (c) payment of the agreed consideration for such Notes shall have been received by the Trust, all in accordance with the terms and conditions of the related Operative Documents and a definitive purchase, underwriting or similar agreement with respect to such Notes and in the manner described in the Registration Statement, such Notes will have been duly authorized by all necessary action of the Trust and will be legally issued and binding obligations of the Trust and entitled to the benefits afforded by the related Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

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Mayer Brown llp

American Honda Receivables LLC

December 16, 2015

Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the State of Delaware. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are “experts” within the meaning of the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP